Item 77C

SCUDDER TARGET EQUITY FUND

The Proxy Statements on Schedule 14A for Scudder Target Equity Fund (File No. 811-5896) is incorporated by reference to the Definitive Proxy Statements for such fund filed with the Securities and Exchange Commission on February 22, 2002.